EXHIBIT 10.16

BALTIA AIR LINES, INC.

BOARD RESOLUTION

Board meeting was held on April 12, 2013. The following resolutions were passed unanimously:

1. Resolved that, Board affirms the individual agreements not to sell shares issued for compensation to the following officers: Igor Dmitrowsky, Barry Clare, Russell Thal, Andris Rukmanis, and Walter Kaplinsky, entered into by the officers and Baltia Air Lines. The underlying agreement not to sell will continue to be effective until such time that Baltia had received its Air Carrier Certificate and commenced revenue flight operations, and may be further extended by the consenting parties.

2. Resolved, that Board reaffirms its Board resolution of December 18, 2001, that the Company cannot pay its President Igor Dmitrowsky, and that to provide incentive, the Company will continue to pay for reasonable expenses including travel, meals, lodging, limited entertainment, and automobile.

/signed/ Walter Kaplinsky
Corporate Secretary

/signed/ Igor Dmitrowsky 4-12-13
Director Date

/signed/ Andris Rukmanis 4-12-13
Director Date

/signed/ Luis Bolanos 4/12/2013
Director Date